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   (Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP Letterhead)

                                                                     EXHIBIT 8.1

                                  June 18, 1998


Arbor Software Corporation
1344 Crossman Avenue
Sunnyvale, CA 94089

Ladies and Gentlemen:

        This opinion is being delivered to you in connection with the Securities and Exchange Commission Registration Statement on Form S-4 and related Exhibits thereto (the "Registration Statement") relating to the Agreement and Plan of Merger (the "Merger Agreement") among Arbor Software Corporation, a Delaware corporation ("Arbor"), its wholly-owned subsidiary, HSC Merger Corp., a Delaware corporation ("Sub"), and Hyperion Software Corporation, a Delaware corporation ("Hyperion") dated as of May 25, 1998. Pursuant to the Merger Agreement, Sub will merge with and into Hyperion (the "Merger"), and Hyperion will become a wholly-owned subsidiary of Arbor.

        Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

        We have acted as legal counsel to Arbor in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

                      1. The Merger Agreement (including Exhibits);

                      2. Representations made to us by Hyperion in a letter of approximately even date;

                      3. Representations made to us by Arbor and Sub in a letter of approximately even date;

                      5. The Registration Statement; and

                      6. Such other instruments and documents related to the formation, organization and operation of Arbor, Hyperion and Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

                      In connection with rendering this opinion, we have assumed that:


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Arbor Software Corporation
June 18, 1998
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               1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

               2. Any representation or statement made "to the knowledge of" or otherwise similarly qualified is correct without such qualification and all statements and representations, whether or not qualified, will remain true through the Effective Time. As to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;

               3. The Merger will be consummated pursuant to the Merger Agreement and will be effective under the laws of the state of Delaware;

               4. No Hyperion shareholder has guaranteed or will guarantee any Hyperion indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, including as of the Effective Time of the Merger, (i) no outstanding indebtedness of Hyperion, Arbor or Sub has or will represent equity for tax purposes; (ii) no outstanding equity of Hyperion, Arbor or Sub has or will represent indebtedness for tax purposes; and (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Hyperion stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of
Section 368(c) of the Code; and

               5. Counsel for Arbor and Hyperion will, pursuant to Sections 7.03(d) and 7.02(d) of the Agreement, each deliver an opinion to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

               6. After the Merger, Hyperion will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder and will continue its historic business or use a significant portion of its historic assets in a business;

               7. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section
1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; any expenses paid on behalf of Hyperion shareholders will not exceed one percent (1%) of the total consideration



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Arbor Software Corporation
June 18, 1998
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that will be issued in the Merger to Hyperion shareholders in exchange for their shares of Hyperion;

               Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Merger Agreement (and without any waiver, breach or amendment of any provisions thereof), for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

               In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

               1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

               2. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). We express no opinion regarding the tax consequences of the Merger to shareholders of Hyperion that are subject special tax rules, and we express no opinion regarding the tax consequences of the Merger arising in connection with the ownership of options or warrants for Hyperion stock.

               3. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate through the Effective Time and at all relevant times thereafter. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.


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Arbor Software Corporation
June 18, 1998
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               4. This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the captions "Legal Matters" and "Certain Federal Income Tax Considerations." This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


                                        Very truly yours,



                                        GUNDERSON DETTMER STOUGH
                                        VILLENEUVE FRANKLIN & HACHIGIAN, LLP